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                             TAX SHARING AGREEMENT

     This TAX SHARING AGREEMENT is made and entered into as of this ______ day of _________, 1996 by and among INLAND STEEL INDUSTRIES, INC. ("ISI") and RYERSON TULL, INC. ("Ryerson Tull").

                                   RECITALS:
                                   --------

           A. The Board of Directors of ISI has determined that it is in the best interests of ISI and its stockholders for Ryerson Tull to issue and sell in an initial public offering up to 15% of the common stock of Ryerson Tull.

           B. ISI and Ryerson Tull wish to provide for the proper treatment of tax liability incurred by ISI and affiliates of ISI other than Ryerson Tull, on one hand, and Ryerson Tull and its operating subsidiaries on the other hand .

                                  WITNESSETH:
                                  ----------

     NOW, THEREFORE, for and in consideration of the foregoing recitals and the mutual covenants set forth herein, the parties agree as follows:

     1.  Federal Income Taxes.

     1.1. ISI and Ryerson Tull acknowledge that Financial Accounting Standards Board statement on Accounting for Income Taxes ("FAS 109") governs the requirements to account for and allocate current and deferred federal income tax expense for a group that files a consolidated income tax return. Historically, ISI has administered compliance with FAS 109 among ISI, Ryerson Tull, Inland Steel Company, Joseph T. Ryerson & Son, Inc., J. M. Tull Metals Co., Inc., AFCO Metals, Inc. Inland Steel Administrative Services Company, and Magnetics International, Inc. (the "Consolidated Group").

     1.2. Regular and Alternative Minimum Tax. ISI and Ryerson Tull agree to follow the following procedures in connection with the determination and allocation of regular and alternative minimum federal income tax liability.

          1.2.1. Each member of the Consolidated Group, as such group is now or hereafter constituted, shall determine its own regular income tax liability based on its separate company taxable income. If the Consolidated Group uses net operating loss ("NOL") carry forwards, each member will use the appropriate portion of that year's carry forward previously allocated to such member, if any.

          1.2.2. If some members of the Consolidated Group have a regular taxable income for the year but one or other members of the Consolidated Group have a regular tax loss, the loss company(ies) will record an income tax credit not to exceed the positive tax charges recorded by the profitable members.

          1.2.3. Each member of the Consolidated Group will determine its own tentative minimum tax and alternative minimum tax ("AMT").

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          1.2.4. If the Consolidated Group has an AMT liability for the year, the consolidated AMT will be allocated to appropriate members of the Consolidated Group based upon the analyis required in Paragraph 1.2.3.

          1.2.5. Any consolidated NOL carry forwards or AMT credit carry forwards generated during the year will be allocated to appropriate members in the Consolidated Group.

          1.2.6. If the Consolidated Group uses AMT credit carry forwards, each member will use the appropriate portion of that year's carry forward previously allocated to it, if any.

          1.2.7. Each member will record as its current tax provision its separate company regular income tax liability and its allocated AMT liability as determined in accordance with Paragraphs 1.2.1. through 1.2.6.

     1.3.  Deferred Income Taxes.

     Each member of the Consolidated Group will record the difference between
(1) its cumulative temporary differences at the end of the year multiplied by the statutory tax rate and (2) its cumulative temporary differences at the beginning of the current year multiplied by the statutory tax rate. Each member of the Consolidated Group will also record the tax effects of increases or decreases in NOL carry forwards and AMT credit carry forwards allocated to it in accordance with the provisions of Paragraph 1.2.7 and increases or decreases in other tax credit carry forwards allocated to it, if any. For purposes of this Agreement, the term "temporary differences" shall have the meaning assigned to such term in FAS 109.

     1.4.  Payment.

     Each member of the Consolidated Group will pay its current provision for the year to, or receive cash if its current provision is a credit from, ISI. If the Consolidated Group is able to use carry forwards from a prior year that were allocated to a specific member of the Consolidated Group, but such member was not individually able to do so, then ISI will pay such member for the use of such member's attributes. For purposes of this Agreement, each member's "current provision" shall be the amount recorded as its "current provision" in its applicable statement of operations contained within its financial statements.

     2.  State and Local Income Taxes.

     The following provisions shall govern the determination and allocation of state and local income taxes for states that have unitary or combined tax laws and for states where the liability is based solely on the results of the individual company regardless of applicable consolidation principles.

     2.1. Separate Company States. The current income tax liability for each member of the state consolidated group will be determined on a stand-alone basis in accordance with applicable state laws. No deferred taxes will be provided for because they have been deemed to be immaterial in the states involved.

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     2.2.  Unitary or Combined Tax Laws (other than Indiana).

     Each member of a state group will pay a charge to ISI in lieu of State income tax in those years when such member has State Taxable income and ISI incurs a unitary or combined State income tax liability. Such charge in lieu of State income tax is to be determined based upon the proportion that each such member's State taxable income bears to total taxable income for the appropriate state group as a whole. For example, the quotient of the member's unitary or combined state taxable income divided by the total sum of unitary or combined taxable income times the state income tax liability equals the applicable charge in lieu of state income tax.

     2.3  Indiana Income Taxes.

     Current and deferred Indiana income taxes will be provided for by each member of the Indiana consolidated group which has a nexus in Indiana. The method for determining and allocating Indiana state income taxes will be the same methodology used to determine federal income taxes and will include the determination of a current liability based on the consolidated apportionment factors and the determination of a net deferred liability or asset based on temporary differences and allocated tax attributes.

     3.  Adjustments

     Audit adjustments and refunds will be charged or paid to Ryerson Tull in accordance with the calculation of tax liability set forth in this Agreement.

     4.  Notices.

     Any notice to be given hereunder by either party hereto to the other may be transmitted by facsimile (with a machine confirmation of receipt), may be personally delivered or may be deposited in the United States mail, registered or certified, postage prepaid and return receipt requested, addressed to the party for whom intended as follows:

     To Ryerson Tull:    Ryerson Tull, Inc.
                         2621 West 15th Place
                         Chicago, IL 60608
                         Attention: Vice President-Finance
                         Fax Number: (312) 762-0179

     To ISI:             Inland Steel Industries, Inc.
                         30 W. Monroe Street
                         Chicago, IL 60603
                         Attention: Director-Taxes
                         Fax Number: (312) 899-3544

Either party may change its address at any time by notifying the other, in writing, of such change. Service of any such notice shall be deemed complete at the time of delivery.

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     5.  Governing Law.

     This Agreement has been delivered in, and shall in all respects be governed by, and construed in accordance with, the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

     6.  Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


INLAND STEEL INDUSTRIES, INC.             RYERSON TULL, INC.


By:                                        By:
   -------------------------                  -------------------------

Name:                                      Name:
     -----------------------                    -----------------------

Title:                                     Title:
      ----------------------                     ----------------------

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